AMENDMENT NUMBER THIRTY-SIX
TO
SUB-ADMINISTRATION AGREEMENT
THIS AMENDMENT NUMBER THIRTY-SIX TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the 13th day of November, 2018 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”).
WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended;
WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and
WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein.
NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in the Schedule I (Funds) attached as Attachment 1 hereto.

2.
Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

SEI INVESTMENTS GLOBAL FUNDS SERVICES By: /s/ John Alshefski Name: John alshefski Title: SVP	GLOBAL X MANAGEMENT COMPANY LLC By: /s/ Lisa K. Whittaker Name: Lisa K. Whittaker Title: General Counsel

SCHEDULE I
Funds
Global X FTSE Nordic Region ETF
Global X MSCI Norway ETF
Global X MSCI Argentina ETF
Global X MSCI Colombia ETF
Global X MSCI Pakistan ETF
Global X Emerging Africa ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X NASDAQ China Technology ETF
Global X Copper Miners ETF
Global X Silver Miners ETF
Global X China Mid Cap ETF
Global X Lithium & Battery Tech ETF
Global X Uranium ETF
Global X Gold Explorers ETF
Global X Next Emerging & Frontier ETF
Global X FTSE Southeast Asia ETF
Global X Fertilizers/Potash ETF
Global X SuperDividend® ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X MSCI Portugal ETF
Global X FTSE Ukraine Index ETF
Global X MSCI Greece ETF
Global X Hungary Index ETF
Global X Luxembourg ETF
Global X FTSE Morocco 20 Index ETF
Global X Czech Republic Index ETF
Global X Slovakia Index ETF
Global X Kuwait ETF
Global X MSCI Nigeria ETF
Global X FTSE Bangladesh Index ETF
Global X FTSE Sri Lanka Index ETF
Global X Kazakhstan Index ETF
Global X FTSE Frontier Markets ETF
Global X Central America Index ETF
Global X Central and Northern Europe ETF
Global X Southern Europe ETF
Global X Eastern Europe ETF
Global X Sub-Saharan Africa Index ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Railroads ETF
Global X Land ETF
Global X Cement ETF
Global X Advanced Materials ETF
Global X Social Media ETF
Global X SuperIncome™ Preferred ETF
Global X SuperDividend® REIT ETF
Global X Risk Parity ETF
SCHEDULE I
(CONTINUED)
Global X Guru® Index ETF
Global X SuperDividend® U.S. ETF
Global X MLP & Energy Infrastructure ETF
Global X | JPMorgan Efficiente Index ETF
Global X | JPMorgan US Sector Rotator Index ETF
Global X MSCI SuperDividend® Emerging Markets ETF
Global X SuperDividend® Alternatives ETF
Global X Scientific Beta US ETF
Global X Scientific Beta Europe ETF
Global X Scientific Beta Asia ex-Japan ETF
Global X Scientific Beta Japan ETF
Global X Scientific Beta Developed Markets ex-US ETF
Global X YieldCo Index ETF
Global X S&P 500® Catholic Values ETF
Global X Internet of Things ETF
Global X Health & Wellness Thematic ETF
Global X FinTech ETF
Global X Conscious Companies ETF
Global X Education Thematic ETF
Global X Robotics & Artificial Intelligence ETF
Global X Longevity Thematic ETF
Global X Millennials Thematic ETF
Global X Scientific Beta Emerging Markets ETF
Global X MSCI SuperDividend® EAFE ETF
Global X Founder-Run Companies ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Future Analytics Tech ETF
Global X Autonomous & Electric Vehicles ETF
Global X TargetIncomeTM 5 ETF
Global X TargetIncomeTM Plus 2 ETF
Global X S&P 500® Quality Dividend ETF
Global X Augmented & Virtual Reality ETF
Global X E-commerce ETF
Global X Genomics ETF
Global X Adaptive U.S. Factor ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Health Care ETF
Global X MSCI China Utilities ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Large-Cap 50 ETF
Global X DAX Germany ETF
Global X NASDAQ 100 Covered Call ETF
Global X S&P 500 Covered Call ETF
Global X Cloud Computing ETF
Global X Thematic Growth ETF
Global X Russell 2000 Covered Call ETF

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